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                                                                   Exhibit 10.11


$200,000.00

                                PROMISSORY NOTE

      FOR VALUE RECEiVED, the undersigned promises to pay to he order of

                                  MAGCO, INC.
                200 Putnam Street, Suite 822 Post Office Box 4016
                               Marietta, OH 45750

hereinafter "Maker", the principal sum of $200,000.00, with interest from January 8, 1997, at the rate of 10.0% per month on the unpaid balance until paid. This note and the associated interest shall be payable at the above written address upon demand of Maker.

      All persons now or hereafter liable for the payment of the principal or interest due on this Note, or any part thereof, do hereby expressly waive diligence, demand, presentment for payment, notice of dishonor, protest and notice of protest, and agree that the time for the payment or payments of any part of this note may be extended without releasing or otherwise affecting their liability on this Note. The undersigned hereby agrees to pay all attorney's fees of Maker for any collection required under this Note.

      This Note was executed in Marietta, Washington County, Ohio, on this 8th day of January, 1997 and it is agreed that this Note shall be construed in accordance with and governed by the laws of the State of Ohio.

WITNESS:

                                                 By
-------------------------                          ---------------------------
                                                   Kaire International, Inc.
                                                   Robert L. Richards, CEO